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Exhibit 5.1

CONSENT OF INDEPENDENT AUDITOR

        We hereby consent to the incorporation by reference in this registration statement on form F-10 of Rubicon Minerals Corporation of our report dated March 11, 2013 relating to the financial statements and effectiveness of internal control over financial reporting of Rubicon Minerals Corporation, which appears in Rubicon Mineral Corporation's annual report filed on Form 4o-F for the year ended December 31, 2012. We also consent to the reference to us under the heading "Interest of Experts" in such registration statement.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Vancouver, BC
February 20, 2014

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  Exhibit 5.1
CONSENT OF INDEPENDENT AUDITOR